Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-134221, 333-151779, 333-165740, 333-170351, 333-194305, 333-212359, 333-226660, 333-288917, 333-219719, 333-257005, and 333-293103 on Form S-8 of SM Energy Company of our report dated February 26, 2026, relating to the financial statements of Civitas Resources, Inc. appearing in this Current Report on Form 8-K dated March 4, 2026.

/s/ Deloitte & Touche LLP

Denver, Colorado

March 4, 2026